FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS
~ Loss Per Share of $0.53 Compared to Loss Per Share of $0.68 Last Year ~
~ Net Sales Increased 24%; Comparable Store Sales Increased 16% ~

Secaucus, New Jersey - August 17, 2006 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the fiscal second quarter and twenty-six weeks ended July 29, 2006.

Second Quarter

•
Consolidated net sales for the second quarter ended July 29, 2006 increased 24% to $395.6 million compared to $318.7 million last year. Second quarter sales were comprised of $269.4 million from The Children’s Place brand, a 25% increase over last year, and $126.2 million from Disney Store, a 22% increase over last year.

•
Consolidated comparable store sales increased 16% in the quarter. The Children’s Place brand’s comparable store sales increased 16% on top of last year’s 4% increase. Disney Store’s comparable store sales increased 15%.

•	Net loss was $15.2 million, compared to a loss of $18.9 million last year.
•
Loss per share was $0.53, including equity compensation expense of $2.7 million pre tax, compared to a loss per share of $0.68 in the second quarter last year. Last year’s loss per share as originally reported was $0.66, prior to the adoption of FSP FAS No. 13-1, which required the expensing of rent during construction and increased the loss per share by $0.02 to $0.68.

•	During the second quarter, the Company opened 14 Children’s Place stores and five Disney Stores. In addition, the Company closed one Children’s Place store.

Six-Month Period

•
Consolidated net sales for the six-month period ended July 29, 2006 increased 19% to $822.1 million compared to $688.0 million last year. Sales for the six-month period were comprised of $591.4 million from The Children’s Place brand, a 19% increase over last year, and $230.7 million from Disney Store, a 20% increase over last year.

•
Consolidated comparable store sales increased 12% for the six-month period. The Children’s Place brand’s comparable store sales increased 11% on top of last year’s 9% increase. Disney Store’s comparable store sales increased 15%.

•	Net earnings for the six-month period were break-even compared to a net loss of $9.1 million last year.
•
Earnings per share were break-even, including equity compensation expense of $5.7 million pre tax, compared to a loss per share of $0.33 last year. Last year’s loss per share as originally reported was $0.29, prior to the adoption of FSP FAS No. 13-1, which required the expensing of rent during construction and increased the loss per share by $0.04 to $0.33. Last year’s loss per share also included a $0.03 non-cash charge related to acquired Disney Store inventory.

•	During the six-month period, the Company opened 22 Children’s Place stores and five Disney Stores. In addition, the Company closed two Children’s Place stores and two Disney Stores.

“We are pleased with our second quarter and first half financial results,” said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place Retail Stores, Inc. “We drove substantial improvements at both brands through consistent execution of our strategies. We are particularly pleased with our first half results, are encouraged by our initial start to the Back-to-School season, and we look forward to the second half of the year.”

- more -

PLCE -Second Quarter 2006 Financial Results

The Children’s Place will host a webcast of its second quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, August 24, 2006.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of July 29, 2006, the Company owned and operated 822 The Children’s Place stores and 320 Disney Stores in North America and The Children’s Place online store at www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children’s Place Retail Stores, Inc. Susan Riley, Chief Financial Officer, 201/453-7160 Susan LaBar, Investor Relations Analyst 201/453-6955

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended:		26 Weeks Ended:
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005

Net sales	$395,614	$318,750	$822,123	$687,967
Cost of sales	261,452	219,675	520,378	447,362

Gross profit	134,162	99,075	301,745	240,605
Selling, general and administrative expenses	143,688	117,892	273,118	231,316
Depreciation and amortization	15,489	12,496	29,696	24,620

Operating (loss) income	(25,015)	(31,313)	(1,069)	(15,331)
Interest income, net	796	335	1,673	430

(Loss) income before income taxes	(24,219)	(30,978)	604	(14,901)
(Benefit) provision for income taxes	(8,973)	(12,067)	509	(5,788)

Net (loss) income	$(15,246)	$(18,911)	$95	$(9,113)

Basic (loss) income per share	$(0.53)	(0.68)	$0.00	$(0.33)

Basic weighted average number of shares outstanding	28,899	27,683	28,571	27,533

Diluted (loss) income per share	$(0.53)	$(0.68)	$0.00	$(0.33)

Diluted weighted average number of shares outstanding	28,899	27,683	29,651	27,533

Note: Prior periods presented include the retrospective application of FSP FAS 13-1.

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 29, 2006	January 28, 2006	July 30, 2005
Current assets:

Cash and investments	$110,084	$173,323	$121,958
Accounts receivable	34,703	28,971	22,162
Inventories	256,093	214,702	180,708
Other current assets	62,047	42,998	60,551
Total current assets	462,927	459,994	385,379

Property and equipment, net	282,711	248,628	208,507
Other assets, net	57,953	48,698	20,413

Total assets	$803,591	$757,320	$614,299

Current liabilities:

Revolving credit facility	$0	$0	$23,090
Accounts payable	103,626	82,826	82,065
Accrued expenses and other current liabilities	103,904	143,238	89,330

Total current liabilities	207,530	226,064	194,485

Other liabilities	158,481	138,390	112,711

Total liabilities	366,011	364,454	307,196

Stockholders’ equity	437,580	392,866	307,103

Total liabilities and stockholders’ equity	$803,591	$757,320	$614,299

Note: The July 30, 2005 balance sheet includes the retrospective application of FSP FAS 13-1.

THE CHILDREN’S PLACE RETAIL STORES, INC.
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Thirteen Weeks Ended July 29, 2006
	The Children’s Place	Disney Store	Shared Services	Total Company

Net sales	$269.4	$126.2	$-	$395.6
Segment operating profit (loss)	3.5	(4.5)	(24.0)	(25.0)
Operating profit (loss) as a percent of net sales	1.3%	(3.6)%	N/A	(6.3)%

	Thirteen Weeks Ended July 30, 2005
	The Children’s Place	Disney Store	Shared Services	Total Company

Net sales	$215.3	$103.4	$-	$318.7
Segment operating profit (loss)	(2.1)	(11.0)	(18.2)	(31.3)
Operating profit (loss) as a percent of net sales	(1.0)%	(10.6)%	N/A	(9.8)%

	Twenty Six Weeks Ended July 29, 2006
	The Children’s Place	Disney Store	Shared Services	Total Company

Net sales	$591.4	$230.7	$-	$822.1
Segment operating profit (loss)	56.0	(10.9)	(46.2)	(1.1)
Operating profit (loss) as a percent of net sales	9.5%	(4.7)%	N/A	(0.1)%

	Twenty Six Weeks Ended July 30, 2005
	The Children’s Place	Disney Store	Shared Services	Total Company

Net sales	$496.0	$192.0	$-	$688.0
Segment operating profit (loss)	45.3	(25.0)	(35.6)	(15.3)
Operating profit (loss) as a percent of net sales	9.1%	(13.0)%	N/A	(2.2)%

Note: Prior periods presented include the retrospective application of FSP FAS 13-1.

###